As filed with the Securities and Exchange Commission on February 3, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sensei Biotherapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2834	83-1863385
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1405 Research Blvd, Suite 125

Rockville, MD 20850

(240) 243-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John Celebi

President and Chief Executive Officer

Sensei Biotherapeutics, Inc.

1405 Research Blvd, Suite 125

Rockville, MD 20850

(240) 243-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael E. Tenta Brian F. Leaf Brent B. Siler Mark Ballantyne Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Edwin O’Connor Seo Salimi Goodwin Procter LLP 620 Eighth Avenue New York, New York 10018 (212) 813-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-252138)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.0001 par value per share	1,282,309	$19.00	$24,363,871	$2,658.10

(1)

The Registrant previously registered securities on a Registration Statement on Form S-1, as amended (File No. 333-252138), which was declared effective on February 3, 2021. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), an additional 1,282,309 shares of common stock having a proposed maximum aggregate offering price of $24,363,871 are hereby registered, which includes an additional 167,257 shares that the underwriters have the option to purchase.

(2)	The registration fee is based on the public offering price.
(3)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $121,819,500 on a Registration Statement on Form S-1 (File No. 333-252138), which was declared effective by the Securities and Exchange Commission on February 3, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $24,363,871 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, par value $0.0001 per share (the “Common Stock”), of Sensei Biotherapeutics, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-252138) (the “Prior Registration Statement”), which the Commission declared effective on February 3, 2021. This Registration Statement is being filed solely for the purpose of increasing the number of shares to be offered in the public offering by 1,282,309 shares of Common Stock, which includes 167,257 shares of Common Stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares of Common Stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1, as amended (File No. 333-252138), and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on February 3, 2021.

SENSEI BIOTHERAPEUTICS, INC.

By:	/s/ John Celebi
Name: John Celebi
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John Celebi John Celebi	President, Chief Executive Officer and Director (Principal Executive Officer)	February 3, 2021

* Erin Colgan	Senior Vice President of Finance (Principal Financial and Accounting Officer)	February 3, 2021

* Bob Holmen	Director	February 3, 2021

* James Peyer, Ph.D.	Director	February 3, 2021

* Samuel Broder, M.D.	Director	February 3, 2021

* Thomas Ricks	Director	February 3, 2021

* Deneen Vojta	Director	February 3, 2021

*By:	/s/ John Celebi
John Celebi
Attorney-in-Fact